CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Annual Report of MR3 Systems, Inc., on Form 10-QSB (the "Report") for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned officers of MR3 Systems, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of the undersigned's knowledge and belief:

1. The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:  May 20, 2005                                  /s/ WILLIAM C. TAO
                                                     ------------------
                                                         William C. Tao
                                                         Chief Executive Officer


Date:  May 20, 2005                                  /s/ RANDALL S. REIS
                                                     -------------------
                                                         Randall S. Reis
                                                         Chief Financial Officer